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                 AMENDMENT TO "MUTUAL FUND CUSTODY AGREEMENT"
                               BETWEEN MAS FUNDS

                  AND UNITED STATES TRUST COMPANY OF NEW YORK
                              DATED JULY 22, 1994



         This Amendment is between United States Trust Company of New York and MAS Funds with respect to the Mutual Fund Custody Agreement ("Custody Agreement"), which is hereby amended as follows:

Pursuant to Section 29 ("Amendments") of the Custody Agreement, Attachment A is deleted and the following Attachment is added:



                                 ATTACHMENT A


                     Portfolios Covered by This Agreement



         1.       Equity Portfolio
         2.       Value Portfolio
         3.       Small Cap Value Portfolio (formerly, Small Capitalization Value Portfolio)
         4.       Growth Portfolio
         5.       Mid Cap Growth Portfolio (formerly, Emerging Growth Portfolio)
         6.       Fixed Income Portfolio
         7.       Fixed Income II Portfolio
         8.       Special Purpose Fixed Income Portfolio
         9.       High Yield Portfolio (formerly, High Yield Securities Portfolio)
         10.      Limited Duration Portfolio (formerly, Limited Duration Fixed Income Portfolio)
         11.      Intermediate Duration Portfolio (formerly, Intermediate Duration Fixed Income
                  Portfolio)
         12.      Mortgage-Backed Securities Portfolio
         13.      Balanced Portfolio
         14.      Cash Reserves Portfolio
         15.      Select Value Portfolio
         16.      Select Equity Portfolio
         17.      Domestic Fixed Income Portfolio (formerly, Select Fixed Income Portfolio)
         18.      Municipal Portfolio (formerly, Municipal Fixed Income Portfolio)
         19.      PA Municipal Portfolio (formerly, Pennsylvania Municipal Fixed Income Portfolio)
         20.      Multi-Asset-Class Portfolio * (formerly, Global Balanced Portfolio)
         21.      Mid Cap Value Portfolio (formerly, Mid Capitalization Value Portfolio)
         22.      Advisory Mortgage Portfolio (formerly, Mortgage Portfolio)
         23.      International Equity Portfolio**
         24.      Global Fixed Income Portfolio**
         25.      International Fixed Income Portfolio**
         26.      Emerging Markets Portfolio**
         27.      Advisory Foreign Fixed Income Portfolio ** (formerly, Foreign Fixed Income Portfolio)
         28.      MAS Pooled Repo Account


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*        Agreements with both U.S. Trust and Morgan Stanley (U.S. Trust Performs all domestic custody and international settlement of bonds; Morgan Stanley performs international custody of foreign equity securities)

**       Cash Accounts only

In all other respects, the Custody Agreement is confirmed and shall continue to be effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officer thereunto duly authorized as of this ___ day of August, 1995. This Amendment will be effective immediately.



UNITED STATES TRUST                                   MAS FUNDS
COMPANY OF NEW YORK

By:  /s/ Donald P. Hearn                              By:  /s/ James D. Schmid
     -------------------                                   -------------------

Title:  Chairman                                      Title:  President
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